Exhibit 10.4

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED

SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

GLOBAL PLAYSTATION®3 FORMAT

LICENSED PUBLISHER AGREEMENT

Sony Computer Entertainment Europe Limited

Regional Rider

1. Incorporation

This Rider’s terms and conditions are incorporated into and read in conjunction with the terms and conditions of the Global PlayStation 3 Format Licensed Publisher’s Agreement signed by Publisher (“Global Terms”).

2. Definitions and Interpretation

All capitalized words and phrases referenced in this Rider that are not expressly defined herein shall have the meanings set forth in the Definitions section of the Global Terms.

3. Territory

3.1	The Territory is expressly limited to the countries and territories specified in the Schedule to this Rider.

3.2	SCEE shall be entitled to modify and amend the Territory from time to time during the Term by providing written notice of any such changes to Publisher. In the event a country is excluded from the Territory, SCEE shall deliver to Publisher a written notice stating the number of days within which Publisher must cease the marketing, sale or distribution of Licensed Products there (or authorizing others to do so) and any further use of the SCE Materials or any SCE Intellectual Property Rights.

4. License

4.1	The rights granted to Publisher under Section 2 of the Global Terms shall not be exercised in respect of any Executable Software or Licensed Products outside of the Territory unless and until Publisher shall be authorized to do so pursuant to a current LPA with the applicable Affiliate.

4.2	All sums paid by Publisher after the Effective Date under any Development System Agreement entered into by Publisher shall be treated as license fees and SCEE shall have no obligation to refund all or any portion of any such sums.

5. SCEE Intellectual Property Rights

Nothing in Section 5 of the Global Terms shall be taken to prevent Publisher from challenging the validity of the SCE Intellectual Property Rights.

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL

6. Quality Standards for Licensed Products

6.1	The testing and verification for conformity to the Guidelines under Section 6.1 of the Global Terms may be conducted, at Publisher’s election, by an independent external testing service (if and when such service becomes available). In those cases, the parties acknowledge and agree that Publisher will require each such independent external testing service to conduct such testing and verification in place of SCEE and will assume all the obligations of SCEE under Section 6.1 of the Global Terms, including responsibility for advising Publisher of the results of such reviews, specifying the reasons for any failure and stating what revisions are required, re-testing and for providing written confirmation that any software or materials submitted conform to the Guidelines. The timeframes within which an independent external testing service must carry out each stage of any testing or verification shall be agreed between such service and Publisher and SCEE shall have no responsibility or liability whatsoever arising from a failure by such service to meet such timeframes. Where Publisher elects to use an independent external testing service to test Executable Software that service shall be responsible for delivering Master Discs to SCEE or the Designated Manufacturing Facility.

6.2	Where any software or materials submitted under Section 6.1 of the Global Terms are not approved, as an alternative to making required corrections or improvements, or to providing any additional information requested by SCEE, or in the event that Publisher wishes to contest the outcome of SCEE’s testing or verification in relation to any specific product, Publisher may have recourse to the appeals process specified in the Guidelines.

7. Manufacture of Disc Products

7.1	In no circumstances shall SCEE or the Designated Manufacturing Facility treat any of Publisher’s Licensed Products in any way more or less favourably, in terms of production turnaround times or otherwise, than the Licensed Products of any other Licensed Publisher of SCEE or than Executable Software games published by SCEE itself.

7.2	Publisher shall purchase all of its requirements for the following items and services from the Designated Manufacturing Facility (and the terms of Section 7 of the Global Terms shall be construed accordingly):

(i)	PlayStation 3 Format Discs (including demo discs);

(ii)	Artwork of mechanicals to be reproduced or otherwise displayed on any PlayStation 3 Format Discs;

(iii)	Cases for all Disc Products; and

(iv)	Assembly of all components of Disc Products.

8. Delivery of Disc Products

8.1	Delivery of Disc Products shall be made ex-factory the Designated Manufacturing Facility and the Designated Manufacturing Facility shall use reasonable endeavours, subject to available manufacturing capacity, to fulfil Publisher’s Purchase Orders by the Publisher’s requested ex-factory delivery date but does not, in any event, guarantee to do so. All risk of loss or damage in transit to any and all Disc Products manufactured pursuant to the Publisher’s Purchase Orders shall pass to Publisher immediately upon first handling by Publisher’s carrier.

8.2	SCEE offers free delivery to EEA countries (only) by regular road (and/or, where applicable, sea) services, with airfreight or other expedited delivery available but the incremental costs thereof for Publisher’s account. The minimum quantity per game per drop is [***] Units.

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL

9. Charges Applicable to Licensed Products

9.1	In accordance with Section 9 of the Global Terms, Publisher shall pay the Designated Manufacturing Facility the following charge for each finished Unit (“Platform Charge”):

For Units distributed on Blu-ray Disc [***]GB	[***]

For Units distributed on Blu-ray Disc [***]GB	[***]

Where the Publisher has a direct distribution presence in any country, “Price to Trade” means Publisher’s average net price to trade weighted by revenue across those countries within the Territory where Publisher has a direct distribution presence. Price is defined as gross invoice value to retail net of on-invoice trade margins and net of volume rebates properly attributable to sales of Units, but prior to any credit, deduction, or rebate for co-op advertising or other marketing or merchandising support. Allowances, credits or discounts for returns, price protection and prompt payment are specifically excluded. Barter, or other offsets, are not permissible as deductions.

A Publisher shall be deemed to have a direct distribution presence in any country where [***] or more of Publisher’s Unit turnover is transacted direct by either Publisher or Publisher’s wholly owned subsidiaries with retail customers, and the trade price in each case is the price to retail.

Where the Publisher has an indirect distribution presence in any country, “Price to Trade” means Publisher’s average net price to trade weighted by revenue across those countries within the Territory where Publisher has an indirect distribution presence, [***]. Price is defined as gross invoice value to retail (where Publisher makes any sales direct to retail in a country where it has an indirect distribution presence) and/or distributor (as applicable) net of on-invoice trade margins and net of volume rebates properly attributable to sales of Units, but prior to any credit, deduction, or rebate for co-op advertising or other marketing or merchandising support, divided by [***]. Where Publisher does not have responsibility for marketing costs, then an agreed uplift to “Price to Trade” for the marketing cost is to be agreed with SCEE and added. Allowances, credits or discounts for returns, price protection and prompt payment are specifically excluded. Barter, or other offsets, are not permissible as deductions.

A Publisher shall be deemed to have an indirect distribution presence in any country where [***] or more of Publisher’s Unit turnover is transacted via non-wholly owned or third party distributors, and the trade price in each case is the Publisher’s price to its distributor. Accordingly, for the purpose of computing the Platform Charge, Publisher’s Price to Trade for indirect distribution shall be [***].

The Platform Charge is calculated, for each Disc Product, in each year of the Term (for the period 1 April to 31 March) by reference to Publisher’s average net weighted Price to Trade as at day one launch of the relevant Disc Product. For the first year in which Units of a particular Disc Product are sold, the Price to Trade calculation will be made by reference to the Publisher’s projected day one prices to trade and annual sales to trade for the relevant Disc Product. For each subsequent year (for the period 1 April to 31 March), Price to Trade will be calculated in accordance with Publisher’s actual day one prices to trade and actual sales to trade in the prior annual period.

Where the SCE Company grants consent to bundling Units pursuant to Section 3.3 of the Global Terms, then any Units incorporated into any such bundle shall be excluded from both the units and the Price to Trade calculations detailed above.

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL

The Price to Trade for each Disc Product shall be independently verified on signature of this Agreement and thereafter on an annual basis (on, or as soon as possible after, 1 April in each year in which Units of the Disc Product are sold) for the purpose of calculating the correct Platform Charge.

The base currency for the Platform Charge is the Euro, based on revenue-weighted averages of all relevant currencies in the Territory. For non-Euro currencies, the FT mid day spot-rate as of January 31 in each year of the Term will be used. In the event at the end of any calendar quarter any non-Euro currency has moved against the Euro by more than [***] from the January 31 base rate, the base rate will reset from the first of the following quarter.

The exercise of agreeing Publisher’s calculation for the Platform Charge will be independently conducted.

There will be no retrospective adjustment of Platform Charges, notwithstanding SCEE’s right to audit under the Global Terms.

9.2	The Platform Charge assumes a standard 1-disc product and covers mastering, disc, 4-colour disc label, standard box and automated assembly of all components, but excludes the cost of Printed Materials other than disc label. Platform Charge is [***]/unit for publisher promotional discs. Publisher promotional discs will have a standard 4-colour disc label and be supplied in a jewel case (included in Platform Charge). An inlay may be provided as Printed Materials. The charge for manual insertion of inlays for promotional discs shall be as individually quoted in each case. Shrink Wrap is available as an option subject to incremental charges (in addition to the otherwise applicable Platform Charge specified above) of [***]/unit (or as individually quoted in each case for products in non-standard packaging). The Platform Charge and minimum order and reorder quantities for other “non-standard” products and/or production processes (subject to availability) shall be as individually quoted in each case. Further details relating to the Platform Charge, including minimum order quantities, will be specified in Guidelines.

9.3	Migration. Subject to all the terms and conditions of this paragraph 9.3, from 1 September 2008, Publisher may opt to migrate the Price to Trade of a particular Disc Product to any nominated Price to Trade for the purposes of calculating the Platform Charge for the relevant Units of such Disc Product under this paragraph 9. The option permits only a single new nominated Price to Trade in respect of each Disc Product and may only take effect nine months after submission of the first order for the relevant Units. For the purposes of calculating the Platform Charge only, the nominated new Price to Trade is deemed to be no lower than [***]. There is no requirement for Publisher to migrate the Price to Trade in every country in which it sells Units for the relevant Disc Product, or to do so at the same time, subject to SCEE’s prior approval in each case and to any conditions imposed by SCEE from time to time in respect of such arrangements.

9.4	Platinum. From 1 August 2008, Units of a particular Disc Product may carry Platinum branding (as specified in the Guidelines) provided that publisher has ordered more than [***] Units of the relevant Disc Product, the original Price to Trade for the Disc Product was in excess of [***], and that Publisher has opted to migrate the Price to Trade for that Disc Product, in accordance with paragraph 9.3 of this Rider, to a sum not exceeding [***]. SCEE reserves the right to change the qualifying criteria for Platinum branding from time to time.

9.5	In addition to the Platform Charge, Publisher shall also pay to SCEE:

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL

9.5.1	Indirect Income. [***] of all direct or indirect revenue, income or other monetary value earned, recognized or otherwise derived from Licensed Products, including in connection with the online distribution and Online Gameplay of Licensed Products, and all websites or networks on which they are published or may be played, including revenue sharing or advertising revenue; and

9.5.2

Publishing off PLAYSTATION Network. Where SCEE consents, pursuant to Section 3.3 of the Global Terms, to Publisher distributing Online Products, Online Gameplay or any services associated with Online Gameplay other than over the PlayStation®Network, Publisher shall also pay to SCEE [***] of all direct or indirect revenue, income or other monetary value earned, recognized or otherwise derived from any such distribution of Online Products, Online Gameplay or services associated with Online Gameplay, including one-off payments and subscription income (comprising total value of receipts from subscriptions and the total value of retail sales of vouchers for Online Gameplay).

Publisher shall provide SCEE with reports of the gross revenues actually received by Publisher (or otherwise credited to its benefit), and shall make all payments due to SCEE, pursuant to this paragraph 9.3, in accordance with the Guidelines or as otherwise notified to Publisher. SCEE shall have the right to adopt and implement online revenue accounting verification mechanisms at its sole discretion.

9.6	The Platform Charge for products developed utilising SCE Materials and/or SCE Intellectual Property Rights and/or, subject to Council Directive 91/250/EEC (“the Directive”), SCE Confidential Information, but manufactured in reliance on Article 6 of the Directive, shall be the otherwise applicable Platform Charge less only such sum as represents from time to time the costs of raw materials and for production services (including for utilisation of Sony’s proprietary disc mastering technology) for the products concerned which would otherwise have been deducted from SCEE’s receipts from the Designated Manufacturing Facility (“the Article 6 Platform Charge”). If Publisher has products so manufactured in reliance on Article 6 of the Directive, then Publisher shall furnish SCEE, within 28 days following the close of each calendar month: (i) a written reporting of the number of inventory units (by product title) of products so manufactured during such calendar month; (ii) an external auditor’s certificate (or similar independent certificate reasonably acceptable to SCEE) confirming the completeness and accuracy of such reporting; (iii) Publisher’s remittance for the Article 6 Platform Charge multiplied by the number of inventory units reflected in such reporting. Any failure fully and promptly to comply with the foregoing reporting and payment obligations shall constitute a breach of this Agreement not capable of remedy, entitling SCEE forthwith to terminate this Agreement, and upon termination by SCEE for such cause, the provisions of Section 15.2 of the Global Terms shall come into effect. SCEE shall upon reasonable written request provide Publisher with details of the aforementioned costs of raw materials and production services if Publisher has legitimately exercised its rights under Article 6 of the Directive or genuinely intends to exercise and rely upon such rights. However, SCEE reserves the right to require Publisher to execute a separate Non-Disclosure Agreement before making such information available.

9.7	No claim for credit due to shortage of Disc Products as delivered to carrier will be allowed unless it is made within four working days from the date of receipt at Publisher’s receiving destination.

9.8	If Publisher fails to pay any amount payable by it under this Agreement, SCEE may charge Publisher interest on the overdue amount. Publisher shall pay the interest immediately on demand, from the due date up to the date of actual payment, after as well as before judgment, at the rate of [***] per annum above the base rate for the time being of National Westminster Bank Plc.

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL

10. Representations and Warranties

SCEE warrants that all PlayStation 3 Format Discs manufactured by the Designated Manufacturing Facility for Publisher pursuant to Section 7 of the Global Terms shall be free from defects in materials and workmanship under normal use and service at time of delivery in accordance with Section 7.9 of the Global Terms. The sole obligation of SCEE under this warranty shall be, for a period of [***] from the date of delivery of such PlayStation 3 Format Discs in accordance with Section 7.9 of the Global Terms, at SCEE’s election, either (i) to replace such defective PlayStation 3 Format Discs or (ii) to issue credit for, or to refund to Publisher the Platform Charge of such defective PlayStation 3 Format Discs and to reimburse Publisher its reasonable return shipping costs. Such warranty is the only warranty applicable to Licensed Products manufactured by the Designated Manufacturing Facility for Publisher pursuant to Section 7 of the Global Terms. This warranty shall not apply to damage resulting from accident, fair wear and tear, wilful damage, alteration, negligence, abnormal conditions of use, failure to follow directions for use (whether given in instruction manuals or otherwise howsoever) or misuse of Licensed Products, or to PlayStation 3 Format Discs comprising less than [***] in the aggregate of the total number of Disc Products manufactured by the Designated Manufacturing Facility for Publisher per Purchase Order of any Executable Software game. If, during such [***] day period, defects appear as aforesaid, Publisher shall notify SCEE and, upon request by SCEE (but not otherwise), return such defective PlayStation 3 Format Discs, with a written description of the defect claimed, to such location as SCEE shall designate. SCEE shall not accept for replacement, credit or refund as aforesaid any Licensed Products except factory defective PlayStation 3 Format Discs (i.e. PlayStation 3 Format Discs that are not free from defects in materials and workmanship under normal use and service). All returns of defective PlayStation 3 Format Discs shall be subject to prior written authorisation by SCEE, not unreasonably to be withheld. If no defect exists or the defect is not such as to be covered under the above warranty, Publisher shall reimburse SCEE for expenses incurred in processing and analysing the PlayStation 3 Format Discs.

11. Limitations of Liability

Nothing in this Agreement shall exclude or limit SCEE’s liability in relation to claims arising from deceit, fraud, the injury or death of any person resulting from the proven negligence of SCEE.

12. Notices

All notices sent to SCEE under Section 16.1 of the Global Terms shall be directed to its Senior Vice President, Third Party Relations & Business Affairs.

13. Governing Law

This Agreement shall be governed by and interpreted in accordance with English Law. The parties irrevocably agree for the exclusive benefit of SCEE that the English Courts shall have jurisdiction to adjudicate any proceeding, suit or action arising out of or in connection with this Agreement. However, nothing contained in this paragraph 13 shall limit the right of SCEE to take any such proceeding, suit or action against Publisher in any other court of competent jurisdiction, nor shall the taking of any such proceeding, suit or action in one or more jurisdictions preclude the taking of any other such proceeding, suit or action in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction. Publisher shall have the right to take any such proceeding, suit or action against SCEE only in the English Courts.

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL

SCHEDULE

Territory

Albania	Algeria	Andorra
Angola	Armenia	Australia
Austria	Azerbaijan	Bahrain
Bangladesh	Belgium	Belorussia
Bosnia Herzegovina	Botswana	Bulgaria
Cameroon	Croatia	Cyprus
Czech Republic	Denmark	Djibouti
Egypt	Estonia	Ethiopia
Fiji	Finland	France
Georgia	Germany	Ghana
Gibraltar	Greece	Hungary
Iceland	India	Italy
Ireland	Israel	Kenya
Jordan	Kazakhstan	Kyrgyzstan
Kosovo	Kuwait	Liechtenstein
Latvia	Lebanon	Macedonia
Lithuania	Luxembourg	Malta & Gozo
Madagascar	Malawi	Monaco
Mauritius	Moldova	Mozambique
Montenegro	Morocco	New Zealand
Namibia	Netherlands	Oman
Nigeria	Norway	Poland
Pakistan	Papua New Guinea	Romania
Portugal	Qatar	Saudi Arabia
Russian Federation	San Marino	Slovenia
Senegal	Slovakia	Spain
Somalia	South Africa	Switzerland
Swaziland (South Africa)	Sweden	Tunisia
Tajikistan	Tanzania	Uganda
Turkey	Turkmenistan	United Kingdom
Ukraine	United Arab Emirates	Yemen
Uzbekistan	Vatican	Zimbabwe
Zaire	Zambia

Such countries in addition to those specified above in which the PAL television standard obtains and which SCEE, in its sole discretion as representative of Sony Computer Entertainment worldwide, determines from time to time to include within the Territory by notice to Publisher.

Sony Computer Entertainment Europe

GLPA

CONFIDENTIAL